UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 20, 2009

BAYWOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22024	77-0125664
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9380 E. Bahia Drive, Suite A201, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(480) 951-3956

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of  a Registrant.

Item 3.02   Unregistered Sales of Equity Securities.

On March 20, 2009, we entered into a transaction with our Chief Executive Officer, Mr. Eric Skae, whereby we issued to Mr. Skae an 18% Subordinated Note, with an effective date of March 17, 2009, for a principal amount of $325,000 and a Warrant to purchase up to 100,000 shares of our common stock at an exercise price of $0.85 per share, subject to adjustment, expiring on the fifth anniversary of the initial issuance date of the Warrant.

The 18% Subordinated Note is due on April 12, 2009, unless due earlier in accordance with the terms of the Note.  Interest accrues on the Note at a rate of 18% per year.  Absent the occurrence of an event of default, as defined in the Note, we may prepay the Note for 100% of the full principal plus all accrued interest thereon, at any time prior to April 12, 2009, without penalty.

Upon an event of default, the outstanding principal amount, plus accrued but unpaid interest, liquidated damages and other amounts owed under the Note shall, at the holder’s election, become immediately due and payable in cash.  Commencing five days after the event of default, the interest rate shall accrue at a rate of 22% per year, or such lower maximum amount of interest permitted to be charged under applicable law.

With respect to the issuance of our securities as described above, we relied on the Section 4(2) exemption from securities registration under the federal securities laws for transactions not involving any public offering. No advertising or general solicitation was employed in offering the securities. The securities were sold to accredited investors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by us.

The foregoing description of the Warrant and the 18% Subordinated Note does not purport to be complete and each is qualified in its entirety by reference to the full text of those securities filed as Exhibits 4.1 and 10.1, respectively, to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks and uncertainties detailed from time to time in our Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01  Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1 10.1	Common Stock Purchase Warrant issued to Eric Skae dated March 20, 2009 (filed herewith). 18% Subordinated Note for $325,000 issued to Eric Skae dated March 20, 2009 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baywood International, Inc.
(Registrant)
Date	March 24, 2009
/s/ Eric Skae
(Signature)

		Name:	Eric Skae
		Title:	Chief Executive Officer